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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                         April 4, 2000 (March 30, 2000)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                         0-23639                62-1710772
(State or other jurisdiction of     (Commission File Number)      (IRS Employer
         incorporation)                                           Identification
                                                                      Number)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                        37027
         (Address of principal executive offices)                    (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

         On April 3, 2000, Province Healthcare Company (the "Company"), announced that it had entered into a long-term lease agreement with Bolivar County, Mississippi (the "Lease Agreement"), pursuant to which a wholly-owned subsidiary of the Company will lease the property and assets which comprise the business of Bolivar Medical Center, located in Cleveland, Mississippi (the "Hospital"). The closing of the transaction, which is currently scheduled for April 14, 2000, is subject to customary closing conditions, including receipt of regulatory approvals. Under the Lease Agreement, dated March 30, 2000, the Company will acquire the Hospital through a 40-year lease with prepaid rent of $26.4 million. The Lease term will commence on April 15, 2000 and expire on April 14, 2040.

         The Hospital which is licensed for 141 acute care beds, 24 skilled nursing beds and 35 long-term care beds, is the only hospital in a community with a service area population of approximately 55,000 and has annual revenues of approximately $30 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated April 3, 2000, relating to the Company's execution of a long-term lease of Bolivar Medical Center.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY



                                    By: /s/ Brenda B. Rector
                                        ----------------------------------------
                                        Brenda B. Rector
                                        Vice President and Controller

Date:  April 4, 2000